Exhibit 10.1

LETTER OF INTENT
(Purchase of All the Shares of a Company)

-Strictly Personal and Confidential-

FROM:	Ecolocap Solutions Inc.
740 St-Maurice Street, suite 102
Montréal, Québec, Canada
H3C 1L5

(the "Purchaser")

TO:                         The Shareholders of :
Micro Bubble Technologies Inc.
1250 South Grove Ave., Suite 308
Barrington, Illinois, USA
60010

(jointly describe as the "Vendor")

(the Purchaser and the Vendor are hereinafter collectively referred to as the "Parties")

RE:                      Purchase of all the issued and outstanding shares of the company Micro
Bubble Technologies Inc., incorporated under the Nevada Law and having its head office at 1250 South Grove Ave., Suite 308, Barrington, Illinois, USA
60010 (the "Company"), by the Purchaser or its solely owned subsidiary;

PREAMBLE

The purpose of this letter of intent ("this Letter") is as follows:
a)	to summarize the basic elements of the final agreement which will evidence the proposed transaction (the "Final Agreement");
b)	to set forth, generally, the rights and obligations of the Parties;
c)	to provide a framework for the steps preceding and relating to the closing of the proposed transaction (the "Closing"); and
d)
to specify the nature and content of the documents to be signed before or at the Closing, such as the Final Agreement, the ancillary agreements and the other documents related to the proposed transaction (the "Closing Documents").

 Purchaser  Vendor

PART I: PROVISIONS RELATING TO THE PROPOSED TRANSACTION

1.00	PURPOSE

Subject to any other applicable provision of this Letter, the Purchaser intends to purchase from the Vendor all - one hundred percent (100%) - of the issued and outstanding shares of the share capital of the Company.

2.00	CONSIDERATION

2.01	Purchase Price
As consideration for the proposed purchase, the Purchaser intends to pay the Vendor in Common shares of the Purchaser, for an amount to be determined after a complete due diligence of the Company (the "Purchase Price") and negotiation with the Vendor.

2.02           Determination of the Purchase Price
The Purchase Price will determined by the Purchaser following a complete due diligence of the company by the purchaser based upon the following elements provided by the Vendor:
a)	the audited financial statements of the Company;
b)	the interim financial statements of the Company;
c)	the budgetary estimates of the Company for the next ............. (…..) years;
d)	various verbal information and representations;
e)	various documents and other information in tangible form .

2.03	Terms and Conditions of Payment
The terms and conditions of payment will be negotiated between the parties;

3.00	PRE-CLOSING PERIOD

3.01	Due Diligence Review of the Company
In order to allow the Purchaser to accurately assess the adequacy of the proposed transaction and to obtain all information required in that regard, the Purchaser may carry out a due diligence review of the Company.

3.02	Preparation of Audited Financial Statements
The Vendor shall cause a reputable firm of chartered accountants to prepare audited financial statements of the Company, including, among other things, the balance sheet and income statement, for the fiscal year ending on the date of the Closing. The said financial statements shall be prepared in accordance with generally accepted accounting principles and shall be provided with the auditor's report.

 Purchaser  Vendor

3.03	Ordinary Course of Business of the Company
Between the date of this Letter and the Closing, the Company shall continue its operations in the ordinary course of business, in a manner substantially similar to the course of business up to the date hereof. In particular, but without limiting the generality of the foregoing, the Company shall not do the following, unless the Purchaser has received prior notice thereof from the Vendor:
a)	take any measure or make any changes liable to adversely affect the Company or its operations, assets, financial position, projects or value;
b)	acquire, undertake to acquire or offer to acquire all or part (whether or not substantial) of the assets of another business;
c)	acquire, undertake to acquire or offer to acquire all or part (whether or not substantial) of the shares of another company held by a natural or legal person;
d)	carry out an amalgamation, acquisition, winding-up or corporate reorganization;
e)	dispose of all or part of its assets, except for its inventory in the ordinary course of business;
f)	give guarantees or charge its assets with security of any kind whatsoever in favour of third parties;
g)	contractually bind itself towards a third party without the possibility of terminating the said contract within no more than fifteen (15) days;
h)	make a change as regards its employees, management, officers or directors;
i)
increase the amount or value of the remuneration (including, without limitation, salaries, bonuses, expense accounts, allowances and various contributions) currently paid to its employees, management, officers and directors;

j)	declare or pay dividends to all or any of its shareholders;

The Vendor shall promptly notify the Purchaser of any change that occurs. In such a case, the Purchaser shall have full discretion to cancel this Letter merely by giving a notice to the Vendor.

3.04	Necessary Approvals
The Closing and the signing of the Closing Documents shall be subject to the prior approval of the following persons, groups of persons, organizations and governmental or regulatory authorities:
a)	the Vendor;
b)	the Vendor's board of directors;
c)	the Purchaser;
d)	the Purchaser's board of directors;
e)	the Company's board of directors;
f)	all third parties whose consent to the proposed transaction is required pursuant to any contract, legislation or order, or is otherwise required;

If the preparation and filing of forms, applications for approval or other documents are required by the governmental or regulatory authorities for the purpose of authorizing, approving or allowing the proposed transaction,

 Purchaser  Vendor

the Parties shall cooperate with one another in good faith so that such preparation and filing may be carried out diligently and efficiently.

3.05	Conditions Precedent to the Proposed Transaction
The Closing and the signing of the Closing Documents shall be subject to the following conditions precedent:
a)	obtaining the approvals required pursuant to this Letter;
b)
the Purchaser obtaining a legal opinion from its legal advisors, which opinion the Purchaser, acting in its sole discretion, considers to be favourable, and which opinion shall relate to the proposed transaction and the consequences resulting therefrom or likely to result therefrom;

c)
the Purchaser obtaining a legal opinion from the Vendor's legal advisors regarding the Company's corporate compliance, which opinion the Purchaser, acting in its sole discretion, considers to be favourable;

d)
the Purchaser obtaining a report from its various representatives subsequent to the due diligence review of the Company, which report the Purchaser, acting in its sole discretion, considers to be favourable;

e)	there being no change which might adversely affect the Company's operations, assets, financial position or projects;
f)	there being no actual or threatened legal proceedings against the Company which might adversely affect the Company or its operations, assets, financial position or projects;

If it appears that any of the aforementioned conditions cannot be met by the Closing, the Purchaser shall have full discretion to cancel this Letter merely by giving a notice to the Vendor.

4.00	FINAL AGREEMENT AND CLOSING

4.01           Vendor's Usual Representations and Warranties
The Final Agreement shall contain the Vendor's usual representations and warranties which are generally provided in similar transactions.

4.02           Vendor's General Undertaking to Indemnify
The Final Agreement shall contain a general undertaking by the Vendor to indemnify the Purchaser and the Company (as to capital, interest, judicial costs and extrajudicial costs) from and against all damages which either of them may suffer, and from and against any direct or indirect, absolute or contingent, liability, loss or claim asserted against the Purchaser or the Company and resulting from the Vendor's failure to perform its obligations, or from the falsity or inaccuracy of the Vendor's representations or warranties.

 Purchaser  Vendor

4.03           Vendor's Confidentiality Undertaking
The Final Agreement shall contain an undertaking by the Vendor to maintain the confidentiality of, and refrain from disclosing the information regarding the Company and its operations, assets, financial position and projects.

4.04           Vendor's Undertaking Not to Solicit Customers
The Final Agreement shall contain an undertaking by the Vendor not to solicit the Company's customers, or participate in any capacity whatsoever (whether directly or indirectly, personally or through a legal or natural person) in soliciting the Company's customers.

4.05           Vendor's Undertaking Not to Solicit Personnel
The Final Agreement shall contain an undertaking by the Vendor not to solicit the Company's personnel, or participate in any capacity whatsoever (whether directly or indirectly, personally or through a legal or natural person) in soliciting the Company's personnel.

4.06           Vendor's Cooperation
The Final Agreement shall contain an undertaking by the Vendor to fully cooperate with the Purchaser and the Company, during a reasonable period, in order to ensure a smooth transition and an efficient transfer of the Vendor's skills and know-how.

4.07           Other Provisions of the Sale Agreement
The Final Agreement shall contain all the other provisions usually found in an agreement relating to such transactions.

4.08           Closing Documents

a) List
The Closing Documents shall include the following documents, without limitation:
a)	the Final Agreement;
b)	the non-compete agreement between the Vendor, the Purchaser and the Company;
c)	the agreement not to solicit customers between the Vendor, the Purchaser and the Company;
d)	the agreement not to solicit personnel between the Vendor, the Purchaser and the Company;
e)	any other agreement between the Vendor, the Purchaser and/or the Company;
f)	the minutes of meetings of the directors of the Company;
g)	the minutes of meetings of the directors of the Purchaser;
h)	the closing agenda;

b) Preparation
The Purchaser's legal advisors shall prepare the Closing Documents, except for the following:

 Purchaser  Vendor

c) Approval
The Closing Documents shall be subject to prior approval by the Vendor, the Purchaser, and their respective legal advisors, whether such documents are signed before or at the Closing.

4.22           Date of the Closing
The Closing shall take place within Ninety (90) days after acceptance of this Letter. The date currently scheduled for the Closing is August 6, 2009.

4.23           Location of the Closing
The place of Closing shall be determined later.

PART II: PROVISIONS RELATING TO THIS LETTER OF INTENT

5.00	SPECIFIC PROVISIONS

5.01           Representatives of the Parties
Each of the Parties acknowledges that the person designated hereinbelow by that Party (or any other person replacing the designated person, pursuant to a notice to that effect given to the other Party) shall represent that Party and shall have full authority to take all steps, make all decisions and give all consents required with respect to the performance of this Letter:
Purchaser's representative:
Chairman: Robert Clarke
Direct Line :
Email: robert.clarke@7bridge.com

       Vendor's representative:
Michael Siegel
Direct Line: 312-602-2806
Cell:  847-919-8440
SKYPE:  SRDINC1
Email: ms@microbubbletech.com

5.02	Electronic Communications
The Parties' representatives may communicate with one another by electronic means, in which case, the following presumptions shall apply:
•	the presence of an identification code in an electronic document shall be sufficient to identify the sender and to establish the authenticity of the said document;
•	an electronic document containing an identification code shall constitute a written instrument signed by the sender;
•	an electronic document or any printed output of such document, when kept in accordance with usual business practices, shall be considered to be an original.
The Parties' representatives may also communicate with one another by telecopier.

 Purchaser  Vendor

5.03           Legal Advisors of the Purchaser
For purposes of the proposed transaction and unless contrary notice is given, the Purchaser intends to retain the services of the firm of Kaufman Laramee, LLP as its legal advisors. This firm as well as the legal advisors and employees working there shall act exclusively on behalf of the Purchaser.

The Purchaser acknowledges that the Vendor also has the right to be represented by an independent legal advisor and encourages such representation.

5.04	Cooperation Among the Parties
The Parties shall cooperate with one another, in good faith, in order to:
a)	obtain the necessary approvals for completion of the proposed transaction;
b)	satisfy the conditions precedent for completion of the proposed transaction; and
c)	complete the proposed transaction.

5.05	Reciprocal Confidentiality and Non-Disclosure Undertaking

a) Content of this Letter of Intent
Neither Party shall disclose, mention or discuss the existence of this Letter or its purpose or content to or with anyone whomsoever, except:
i.	its employees, legal advisors, accountants, bankers and institutional lenders;
ii.	if it has obtained the prior written consent of the other Party; or
iii.	if it is required by law or judicial order to disclose the substance thereof or provide a copy thereof.

b) Information Exchanged Between the Parties
Neither Party shall disclose, mention or discuss the information provided by the other Party to or with anyone whomsoever, except:
i.	its employees, legal advisors, accountants, bankers and institutional lenders;
ii.	if it has obtained the prior written consent of the other Party; or
iii.	if it is required by law or judicial order to disclose the substance thereof or provide a copy thereof.

c) Public Announcement of the Negotiations or the Transaction
Neither Party shall make a public announcement or other public disclosure of:
i.	the existence of negotiations between them;
ii.	any aspect whatsoever of the said negotiations; or
iii.	the favourable or unfavourable outcome of such negotiations, unless it has obtained the prior approval of the other Party.

d) Press Releases
Neither Party shall issue, disseminate or otherwise release a press release before the completion of the proposed transaction and the signing of all the Closing Documents.

 Purchaser  Vendor

Any press release prepared by one Party shall be subject to prior approval by the other Party. However, nothing shall prevent the Parties from issuing a joint press release.

5.06	Purchaser's Exclusive Right to Negotiate with the Vendor
For a period of One (1) month after acceptance of this Letter, the Vendor shall negotiate exclusively with the Purchaser as regards the subject matter of the proposed transaction.

In particular, but without limiting the generality of the foregoing, the Vendor shall not, directly or indirectly (whether through the Company, through persons who are or are not related to the Vendor or the Company, or through its legal advisors, accountants or others) and in any capacity whatsoever, carry out or continue to carry out one or more of the following acts:
a)
offer to sell to anyone whomsoever (other than the Purchaser) all or part of the Shares held by the Vendor in the share capital of the Company, regardless of the existence, nature or value of the proposed consideration;

b)
solicit or encourage the submission of a letter of intent, an offer to purchase, a proposal or another tangible form of interest on the part of a potential purchaser (other than the Purchaser) with respect to the acquisition, exchange or other transaction contemplating all or part of the Shares held by the Vendor in the share capital of the Company;

c)
solicit or encourage the submission of a letter of intent, an offer to purchase, a proposal or another tangible form of interest on the part of a potential purchaser (other than the Purchaser) with respect to the acquisition, exchange or other transaction contemplating all or part of the assets of the Company, except as regards the disposition of its inventory in the ordinary course of business;

d)
communicate, negotiate, discuss or otherwise provide, obtain or exchange information (in any form whatsoever), or participate in any such activity, with anyone whomsoever, including a potential purchaser (other than the Purchaser), as regards the sale, exchange or other disposition of the Shares or the assets of the Company;

e)	plan, supervise, authorize or otherwise participate in or encourage the amalgamation, merger or other form of corporate reorganization of the Company.

5.07	Vendor's Exclusive Right to Negotiate with the Purchaser
For a period of One (1) month after acceptance of this Letter, the Purchaser shall negotiate exclusively with the Vendor as regards the subject matter of the proposed transaction.

In particular, but without limiting the generality of the foregoing, the Purchaser shall not, directly or indirectly (whether through persons who are or are not related to the Purchaser, or through its legal advisors, accountants or others) and in any capacity whatsoever, carry out or continue to carry out one or more of the following acts:

 Purchaser  Vendor

a)	offer to purchase from anyone whomsoever all or part of the shares of a firm competing with the Company, regardless of the existence, nature or value of the proposed consideration;
b)
submit to anyone whomsoever a letter of intent, an offer to purchase, a proposal or another tangible form of interest with respect to the acquisition, exchange or other transaction contemplating all or part of the shares of a firm competing with the Company;

c)
submit to anyone whomsoever a letter of intent, an offer to purchase, a proposal or another tangible form of interest with respect to the acquisition, exchange or other transaction contemplating all or part of the assets of a firm competing with the Company;

d)
communicate, negotiate, discuss or otherwise provide, obtain or exchange information (in any form whatsoever), or participate in any such activity, with anyone whomsoever, including a potential vendor (other than the Vendor), as regards the sale, exchange or disposition of the shares of such vendor or the assets of a firm competing with the Company.

5.08           Assignment of the Purchaser's Rights
The Purchaser may assign all or part of its rights under this Letter to a third party, after having given notice thereof to the Vendor. The Purchaser shall not be required to obtain the Vendor's prior approval before assigning its rights, provided that the third party assignee is:
a)	a company controlled by the Purchaser;
b)	a company controlled by one or more persons related to the Purchaser; or
c)	a natural person related to the Purchaser.
However, notwithstanding any such assignment, the Purchaser shall continue to be bound by the provisions of Part II of this Letter.

6.00           EFFECTIVE DATE OF THE LETTER OF INTENT

This Letter shall come into effect on the date of its execution.

SIGNED IN TWO (2.) COUNTERPARTS,
IN BARRINGTON, IL
ON MAY 21ST, 2009.	Robert Clarke THE PURCHASER

 Tri Vu Truong

WITNESS

 Purchaser  Vendor

    ACKNOWLEDGEMENT OF RECEIPT AND ACCEPTANCE BY THE VENDOR

The Vendor acknowledges receipt of this Letter and accepts the proposal set forth therein.

SIGNED IN TWO (2) COUNTERPARTS, IN BARRINGTON, ( STATE, DEPARTMENT, ETC.) OF ILLINOIS.
ON MAY, 21ST, 2009 AT 12H29 O'CLOCK.
Michael Siegel

THE VENDOR
Ro Egger

WITNESS